Exhibit 99.1

News Release

For Immediate Release

November 18, 2019

Approach Resources Inc.

Commences Voluntary Chapter 11 Case with Support of Lenders

and Continues Exploring Strategic Alternatives;

Receives $16.5 million Financing Commitment to Bolster Liquidity

Fort Worth, Texas, November 18, 2019 – Approach Resources Inc. (OTC: AREX) announced today that it, along with all of its subsidiaries, has commenced a voluntary Chapter 11 case in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) to explore strategic alternatives, including, without limitation, the restructuring of its balance sheet or the sale of its business as a going concern, in a court-supervised process. The Company also announced that it has received a commitment from its pre-petition lenders for $16.5 million in new money “debtor-in-possession” (“DIP”) financing, subject to court approval and customary closing conditions. The Company expects to use its available cash along with proceeds of the DIP financing to pay the expenses of Chapter 11 and to provide additional liquidity.  The Company will continue to operate without interruption and anticipates having sufficient liquidity to timely pay all employees, vendors and suppliers for services and products provided during the Chapter 11 process.

The DIP financing is subject to court approval. Upon court approval, the Company’s DIP financing will be provided by its current syndicate of RBL lenders, with JPMorgan Chase Bank, N.A. as administrative agent. The Company also is seeking court approval of a variety of other “first day” motions to ensure that it can continue to operate in the ordinary course of business during its Chapter 11 case as intended.

The Company has selected Perella Weinberg Partners LP to act as its investment banker in connection with the Chapter 11 case, including to advise the Company in its exploration of these strategic alternatives. The Company is also being assisted by Alvarez & Marsal North America, LLC as financial advisor, and Thompson & Knight LLP as legal advisors.

Additional Information

Information regarding the Company’s restructuring, including Court filings and information about the claims process, is available on the Company’s restructuring website at https://dm.epiq11.com/approachresources.  Additional questions can be directed to the Company’s toll-free restructuring hotline at (855) 930-0678.

About Approach Resources Inc.

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than

INVESTOR CONTACT Investor Relations ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These assumptions, risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain the approval of the bankruptcy court with respect to motions filed in the Company's cases under chapter 11 (the "Cases"); the Company’s ability to continue as a going concern; the Company’s ability to successfully complete a marketing and sales process under Chapter 11; potential adverse effects of the Cases on the Company’s liquidity and results of operations; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties associated with the Cases, including the Company’s ability to provide adequate compensation and benefits during the Cases; the Company’s ability to comply with restrictions imposed by the DIP financing and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Cases; the outcomes of bankruptcy court rulings and the Cases in general; the length of time that the Company may be required to operate in bankruptcy; the Company’s ability to execute plans and the results of such plans if executed; risks associated with third party motions in the Cases, which may interfere with the Company’s ability to consummate a sale; increased administrative and legal costs related to the Cases and other litigation; and inherent risks involved in a bankruptcy process. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results may differ materially from those implied or expressed by the forward-looking statements. Further information on assumptions, risks and uncertainties related to the Company is available in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company’s SEC filings are also available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts

Media Inquiries:

Approach Resources Inc.

One Ridgmar Centre

Attn: Investor Relations

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

ir@approachresources.com

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